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EXHIBIT 99.1

Klamath First Bancorp, Inc.

1996 Stock Option Plan

SECTION 1.    Purpose. The purposes of the Klamath First Bancorp, Inc. 1996 Stock Option Plan are to promote the interests of the Company, its affiliates, and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and directors of the Company and its affiliates; (ii) motivating such employees and Eligible Directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and Eligible Directors to participate in the long-term growth and financial success of the Company.

SECTION 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean the Association or any present or future corporation that would be a "parent" or "subsidiary" corporation as defined in Sections 424(f) and (g), respectively, of the Code.

        "Association" shall mean Klamath First Federal Savings and Loan Association, Klamath Falls, Oregon.

        "Award" shall mean any grant of Options or Director Options.

        "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant or Eligible Director.

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

        "Company" shall mean Klamath First Bancorp, Inc., an Oregon corporation, together with any successor thereto.

        "Director Option" shall mean a Non-Qualified Stock Option granted to each Eligible Director pursuant to Section 6(e) without any action by the Board or the Committee.

        "Effective Date" shall mean the date of shareholder approval of the Plan.

        "Eligible Director" shall mean, on any date, a person who is serving as a member of the Board but shall not include a person who is an Employee.

        "Employee" shall mean an employee of the Company or any Affiliate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall be determined as follows:

  (a)
  If the Shares are traded or quoted on the Nasdaq stock market at the time of grant of the Award, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on the date such Award is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

  (b)
  If the Shares are not traded or quoted on the Nasdaq stock market, then the Fair Market Value shall be a value determined by the Committee in good faith on such basis as it deems appropriate.

        "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        "Initial Award" shall mean any grant of Options made prior to the date of the second annual meeting of stockholders of the Company.

        "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

        "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director Option.

        "Participant" shall mean any Employee selected by the Committee to receive an Award of Options under the Plan or any Eligible Director who receives an Award of Director Options.

        "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        "Plan" shall mean the Klamath First Bancorp, Inc. 1996 Stock Option Plan.

        "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

        "Shares" shall mean common shares of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

        "Ten Percent Stockholder" shall mean any stockholder who, at the time an Incentive Stock Option is granted to such stockholder, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the voting power of all classes of stock of the Company.

        "Termination for Cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Company or the Association and a Participant.

SECTION 3.    Administration.

        (a)   The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Except as provided in Section 4(a), neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director shall receive a Director Option pursuant to Section 6(e) or regarding the terms of any Director Option, including without limitation, the number of Shares subject to such Director Option, the timing of the grant or the exercisability of such Director Option, or the exercise price per Share of such Director Option.

        (b)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, and Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4.    Shares Available for Awards.

        (a)   Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options and Director Options may be granted under the Plan shall be 1,223,313. If, after the effective date of the Plan, any Shares covered by an Option or Director Option granted under the Plan, or to which such an Option or Director Option relates, are forfeited, or if an Option or Director Option otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Option or Director Option, or to which such Option or Director Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options and Director Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Options and Director Options may be granted, to the extent permissible under Rule 16b-3. In the event that any

Option or Director Option is exercised through the delivery of Shares, the number of Shares available for Awards under the plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

        (b)   Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including an Award pursuant to Section 6(e), (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to Awards of Incentive Stock Option no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended.

        (c)   Sources of Shares. Any Shares delivered pursuant to an Option or Director Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5.    Eligibility. An Employee, including any officer or employee-director of the Company, who is not a member of the Committee shall be eligible to be designated a Participant. Each Eligible Director shall receive nondiscretionary Director Options in accordance with, and only in accordance with, Section 6(e) hereof.

SECTION 6.    Options and Director Options.

        (a)   Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In such case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including without limitation, the requirements of Code Section 422(d), which limits the aggregate fair market value of Shares of which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

        (b)   Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than one hundred percent (100%) of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Stockholder, shall not be less than one hundred ten percent (110%) of the per Share Fair Market Value on the date of grant.

        (c)   Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Option as an Incentive Stock Option after the earlier of (i) the date which is ten (10) years (five (5) years in the case of a Participant who is a Ten Percent Stockholder) after the date on which such Incentive Stock Option is granted, or (ii) the date which is three (3) months (twelve (12) months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an employee of the Company or an Affiliate, and provided, further, that no Initial Award of Options under the Plan shall vest more rapidly than ratably over a five-year whereby twenty percent (20%) of the Award shall vest on each of the first through the fifth anniversaries of the date of grant. In the event of an Employee's Termination for Cause, his Options shall be canceled on the date he ceases to be an Employee. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Except with respect to the vesting of an Initial Award, the Committee shall have the right to accelerate the exercisability of any Option or outstanding Options in its discretion.

        (d)   Payment. No Shares shall be delivered pursuant to any exercise of an Option or Director Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

        (e)   Director Options. Notwithstanding anything else contained herein to the contrary, the chairman of the Board shall receive on the Effective Date a grant of Director Options to purchase 61,167 shares and each other Eligible Director shall receive on the Effective Date a grant of Director Options to purchase 45,670 Shares, all at an exercise price per Share equal to the Fair Market Value on the date of grant. Each Eligible Director who first becomes a member of the Board after the Effective Date shall receive, on the date that the Eligible Director is first elected to the Board, a grant of Director Options to purchase 23,243 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant; provided, however, that it, on any date on which Director Options are to be granted to a new Eligible Director(s), the number of Shares remaining available under the Plan is insufficient for the grant of Director Options to purchase 23,243 Shares, then Director Options to purchase a proportionate number of such Shares (rounded to the greatest number of whole Shares) shall be granted to such new Eligible Director(s). Each Award of Director Options shall vest ratably over a five (5) year period whereby twenty percent (20%) of the Award shall vest on each of the first through the fifth anniversaries of the date of grant; provided, however, that an Award shall be one hundred (100) percent vested upon an Eligible Director's death or disability. A Director Option shall be exercisable until the earlier to occur of the following two dates (i) the tenth anniversary of the date of grant of such Director Option or (ii) one (1) year (two (2) years in the case of an Eligible Director who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board upon Termination for Cause, his Director Option shall be canceled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d).

SECTION 7.    Amendment and Termination.

        (a)   Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply; and, provided further that no amendment may be made to Section 6(e) or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Notwithstanding anything to the contrary herein, the Committee may amend the Plan, subject to any stockholder approval required under Rule 16b-3, in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

        (b)   Amendments to Awards. Except as provided under Section 3, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

        (c)   Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award of Options granted hereunder to be canceled in consideration of the granting to the holder of an alternative Award of Options having a Fair Market Value equal to the Fair Market Value of such canceled Award.

SECTION 8.    General Provisions.

        (a)   Nontransferability.

          (i)    Each Award, and each right under any Award, shall be exercisable only by the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a domestic relations order, as determined by the Committee.

          (ii)   No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

          (iii)  The restrictions set forth in clause (ii) of this Section 8(a) shall not apply to any Non-Qualified Stock Option after the Board has determined that such restrictions are not then required for grants under the Plan to satisfy the requirements for exemption provided by Rule 16b-3 under the Exchange Act (in the form then applicable to the Company) or for members of the Committee to qualify as "disinterested persons" for purposes of such Rule; provided, however, that (A) any transfer of a Non-Qualified Stock Option is to be made for no consideration to any of the following permissible transferees (1) any member of the Immediate Family of the Participant to which such Non-Qualified Stock Option was granted, (2) any trust solely for the benefit of the Participant's Immediate Family, or (3) any partnership whose only partners are members of the Participant's Immediate Family and (B) the transferee shall remain subject to all of the terms and conditions applicable to such Non-Qualified Stock Option prior to such transfer. For purposes of this clause (iii), "Immediate Family" shall mean, with respect to a particular Participant, such Participant's spouse, children and grandchildren.

        (b)   No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

        (c)   Share Certificates. All Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or other securities to make appropriate reference to such restrictions.

        (d)   Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposed of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

        (e)   Withholding. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award and take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to Participants who are not subject to Section 16 of the Exchange Act, the withholding may be in the form of cash, Shares, or other property as the Committee may allow. With respect to Participants who are subject to Section 16 of the Exchange Act, the withholding shall be in cash or in any other property permitted by Rule 16b-3 as the Committee may allow.

        (f)    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

        (g)   No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (h)   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate. Further, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provide in the Plan or in any Award Agreement.

        (i)    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

        (j)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Oregon, without giving effect to the choice of law principles thereof.

        (k)   Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (l)    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recovery under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

        (m)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Company.

        (n)   Rule 16b-3 Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        (o)   Headings. Heading are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (p)   No Impact on Benefits. Unless specifically provided under any other benefit plan of the Company or its Affiliates, Awards shall not be treated as compensation for purposes of calculating an Employee's or Eligible Director's rights under such benefit plans.

        (q)   Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, by contract, as a matter of law, or otherwise.

SECTION 9.    Term of the Plan.

        (a)   Effective Date. The Plan shall become effective only upon approval by a majority of the Company's stockholders at an annual or special meeting of stockholders of the Company held not less than six (6) months after the date of closing of the Association's mutual-to-stock conversion nor more than twelve (12) months after the date of adoption of the Plan by the Board.

        (b)   Expiration Date. The Plan shall terminate on and no Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the effective date of the Conversion.

As adopted by the Board of Directors on February 20, 1996	KLAMATH FIRST BANCORP, INC.
/s/ RODNEY N. MURRAY Chairman

Amendment No. 1 to
Klamath First Bancorp, Inc. 1996 Stock Option Plan

        WHEREAS, the Board of Directors has previously adopted the Klamath First Bancorp, Inc. 1996 Stock Option Plan (the "Plan");

        WHEREAS, the Plan was approved by the shareholders of Klamath First Bancorp, Inc. (The "Company") on April 9, 1996;

        WHEREAS, upon review of the Plan, by letter dated April 24, 1996 the Office of Thrift Supervision, West Region, requested certain modifications to the Plan;

        WHEREAS, Section 7 of the Plan authorizes the Board to amend the Plan from time to time;

        NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

        1.     Section 2 is amended by deleting the definition of "Initial Award."

        2.     Section 6(c) is amended to read as follows:

          "(c)     Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Option as an Incentive Stock Option after the earlier of (i) the date which is ten years (five years in the case of a Participant who is a Ten Percent Stockholder) after the date on which such Incentive Stock Option is granted, or (ii) the date which is three (3) months, (twelve (12) months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an employee of the Company or an Affiliate; and provided, further, that no Award of Options under the Plan shall vest more rapidly than ratably over a five-year whereby twenty percent (20%) of the Award shall vest on each of the first through the fifth anniversaries of the date of grant; provided, further, that, an Award of Options shall be one hundred (100) percent vested in the event of the Participant's death or disability (as defined in Section 22(e)(3) of the Code). In the event of an Employee's Termination for Cause, his Options shall be canceled on the date he ceases to be an Employee. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable."

        3.     The last sentence of Section 9(b) is amended to read as follows:

  "Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date."

As adopted by the Board of Directors on May 21, 1996.

Amendment No. 2 to
Klamath First Bancorp, Inc. 1996 Stock Option Plan

        WHEREAS, the Board of Directors has previously adopted the Klamath First Bancorp, Inc. 1996 Stock Option Plan (the "Plan");

        WHEREAS, the Plan was approved by the shareholders of Klamath First Bancorp, Inc. (The "Company") on April 9, 1996;

        WHEREAS, Section 7 of the Plan authorizes the Board to amend the Plan from time to time;

        NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

        1.     Section 2 is amended by adding the following definition:

  "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Association pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company of the Association representing twenty-five (25%) or more of the combined voting power of the Company's or the Association's then outstanding securities, (c) the membership of the board of directors of the Company or the Association changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Association approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Association's assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a)-(d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan."

        2.     Section 6 is amended to add the following new subsection (f):

  "(f)    Effect of a Change in Control. In the event of a Change in Control, all then outstanding Options and Director Options, shall(to the extent authorized or not prohibited by applicable law or regulations) become one hundred percent (100%) vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Company or the Association is merged into or consolidated with another corporation, or if the Company or the Association sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding Options and Director Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options or Director Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant or Eligible Director shall be paid in cash an amount equal to the difference between the Fair Market Value of the Shares subject to the Options or Director Options as of the effective date of the such corporate event and the exercise price of the Options or Director Options, as appropriate."

        RESOLVED, FURTHER, that, in all other respects, the provisions of the Plan are hereby ratified and affirmed.

As adopted by the Board of Directors on February 18, 1997.

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  EXHIBIT 99.1
Klamath First Bancorp, Inc.
1996 Stock Option Plan
Amendment No. 1 to Klamath First Bancorp, Inc. 1996 Stock Option Plan
Amendment No. 2 to Klamath First Bancorp, Inc. 1996 Stock Option Plan